Exhibit 99.1

    NASDAQ: WASH

Contact: Elizabeth B. Eckel
EVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 24, 2023
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2023 Earnings

WESTERLY, R.I., April 24, 2023 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced first quarter 2023 net income of $12.8 million, or $0.74 per diluted share, compared to net income of $16.6 million, or $0.95 per diluted share, for the fourth quarter of 2022.

“Our capital, liquidity and asset quality remain strong, yet first quarter earnings were dampened by continued margin pressure resulting from rapidly rising funding costs and increased competition for deposits,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We remain confident in our business model, the strength of our balance sheet, and our ability to manage our way through these challenging times. We recently opened a branch in Barrington, Rhode Island, and have plans to open a branch in the Olneyville section of Providence and another in Smithfield, Rhode Island in the coming months. We are excited about the deposit, lending, and investment opportunities in these new markets.”

Selected financial highlights for the first quarter include:
•Returns on average equity and average assets for the first quarter were 11.27% and 0.77%, respectively, compared to 14.96% and 1.01%, respectively, for the preceding quarter.
•Total revenues (net interest income and noninterest income) amounted to $50.5 million for the first quarter, down by $4.7 million, or 8%, from the preceding quarter, reflecting the challenging economic environment.
•Asset and credit quality metrics remain strong. In the first quarter, a provision for credit losses of $800 thousand was recognized, consistent with the provision recognized in the fourth quarter of 2022.
•Total loans amounted to an all-time high of $5.2 billion, up by $118 million, or 2%, from the end of the preceding quarter.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.7 billion, down modestly by $813 thousand, or 0.02%, from December 31, 2022.

Washington Trust
April 24, 2023
Net Interest Income
Net interest income was $37.2 million for the first quarter of 2023, down by $4.1 million, or 10%, from the fourth quarter of 2022. The net interest margin was 2.33% for the first quarter, down by 32 basis points from the preceding quarter. These declines reflected the continuation of higher funding costs, which outpaced increases in asset yields. Linked quarter changes included:
•Average interest-earning assets increased by $251 million, including an increase of $218 million in average loans. The yield on interest-earning assets for the first quarter was 4.30%, up by 36 basis points from the preceding quarter.
•Average interest-bearing liabilities increased by $334 million, reflecting increases in average wholesale funding balances of $305 million and increases in average in-market deposits of $29 million. The cost of interest-bearing liabilities for the first quarter of 2023 was 2.42%, up by 78 basis points from the preceding quarter.

Noninterest Income
Noninterest income totaled $13.3 million for the first quarter of 2023, down by $505 thousand, or 3.7%, from the fourth quarter of 2022. Linked quarter changes included:
•Wealth management revenues amounted to $8.7 million in the first quarter of 2023, up by $39 thousand, or 0.5%, on a linked quarter basis. This included an increase in transaction-based revenues of $58 thousand and a decrease in asset-based revenues of $19 thousand from the preceding quarter. The change in asset-based revenues reflected a decrease in the average balance of wealth management assets under administration ("AUA"). The average balance of AUA for the first quarter of 2023 decreased by approximately $84 million, or 1%, from the average balance for the preceding quarter.
The end of period AUA balance at March 31, 2023 amounted to $6.2 billion, up by $201 million, or 3%, from December 31, 2022. This increase reflected net investment appreciation of $286 million, partially offset by net client asset outflows of $85 million. Net client outflows included client asset withdrawals associated with the departure of four client-facing advisors at the end of the third quarter of 2022 of $47 million in the first quarter of 2023, compared to $604 million in the fourth quarter of 2022. The cumulative withdrawals resulted in a reduction of revenues of approximately $928 thousand in the first quarter of 2023, compared to a reduction of revenues of $525 thousand in the fourth quarter of 2022.
•Mortgage banking revenues totaled $1.2 million for the first quarter of 2023, up by $142 thousand, or 13%, from the fourth quarter of 2022, reflecting an increase in the fair value of forward loan commitments, partially offset by a reduction in realized gains on sales of loans. Realized gains on sales of loans decreased by $416 thousand, or 42%, from the preceding quarter. Mortgage loans sold to the secondary market amounted to $29.3 million in the first quarter of 2023, down by $25.2 million, or 46%, from the preceding quarter.
•Loan related derivative income in the first quarter of 2023 was down by $796 thousand, or 107%, from the preceding quarter, reflecting a decrease in commercial borrower interest rate derivative transactions.
•Income from bank-owned life insurance totaled $1.2 million in the first quarter of 2023, up by $474 thousand, or 69%, from the preceding quarter. The increase reflected the recognition of $476 thousand in the first quarter of non-taxable income associated with the receipt of life insurance proceeds.

Washington Trust
April 24, 2023

Noninterest Expense
Noninterest expense totaled $33.6 million for the first quarter of 2023, up by $205 thousand, or 1%, from the fourth quarter of 2022. In the preceding quarter, Washington Trust made a contribution to its charitable foundation totaling $600 thousand, which was included in other expenses in the fourth quarter of 2022. Excluding this charitable contribution, noninterest expense was up by $805 thousand, or 2%, from the preceding quarter. Linked quarter changes included:
•Salaries and employee benefits expense, the largest component of noninterest expense, amounted to $21.8 million, up by $972 thousand, or 5%, from the preceding quarter, largely reflecting merit increases and higher payroll taxes associated with the start of a new calendar year.
•FDIC deposit insurance costs were up by $383 thousand, or 78%, from the fourth quarter of 2022, which includes an expected increase in the FDIC deposit assessment rate.
•Advertising and promotion expense was down by $305 thousand, or 43%, from the preceding quarter, largely due to timing of such activities.

Income Tax
Income tax expense totaled $3.3 million for the first quarter of 2023, down by $1.1 million from the preceding quarter. The effective tax rate for the first quarter of 2023 was 20.5%, compared to 21.0% in the preceding quarter. Based on current federal and applicable state income statutes, the Corporation currently expects its full-year 2023 effective tax rate to be approximately 21.1%.

Investment Securities
The securities portfolio totaled $1.1 billion at March 31, 2023, up by $61 million, or 6%, from December 31, 2022, largely reflecting purchases of U.S. government agency and U.S. government-sponsored mortgage-backed securities of $60 million, with a weighted average yield of 4.98%. The net increase in the securities portfolio also included an increase of $17 million in the fair value of available for sale debt securities due to changes in market interest rates, which was essentially offset by routine pay-downs. The securities portfolio represented 15% of total assets at both March 31, 2023 and December 31, 2022.

Loans
Total loans amounted to $5.2 billion at March 31, 2023, up by $118 million, or 2%, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans increased by $33 million, or 1%, from December 31, 2022, reflecting originations and advances of approximately $78 million, partially offset by principal payments of approximately $45 million.
•Residential real estate loans increased by $80 million, or 3%, from December 31, 2022. In the first quarter of 2023, residential real estate loans originated for portfolio amounted to $110 million, down by $119 million or 52%, from the preceding quarter. Residential loan origination, refinancing and sales activity declined in response to increases in market interest rates and seasonality.

Washington Trust
April 24, 2023
•The consumer loan portfolio increased by $4 million, or 1%, from December 31, 2022, largely due to growth in home equity lines and loans.

Deposits and Borrowings
At March 31, 2023, in-market deposits, which exclude wholesale brokered deposits, amounted to $4.7 billion. In-market deposits were slightly down by $813 thousand, or 0.02%, from December 31, 2022. As expected, due to higher market interest rates, in-market deposits shifted from relatively lower cost products to higher cost time deposits in the first quarter of 2023. As of March 31, 2023, in-market deposits were approximately 58% retail and 42% commercial. The average size of our in-market deposit accounts was approximately $37 thousand at March 31, 2023.

Total deposits amounted to $5.3 billion at March 31, 2023, up by $250 million, or 5%, from the end of the preceding quarter, reflecting an increase in wholesale brokered deposits. Determined in accordance with regulatory reporting requirements, Washington Trust's uninsured deposits were approximately $1.4 billion, or 26% of total deposits, at March 31, 2023. Included in uninsured deposits were fully-collateralized preferred deposits of $319 million, or 6% of total deposits, bringing total unprotected deposits to $1.1 billion, or 20% of total deposits.

Wholesale funding was utilized in the first quarter to fund balance sheet growth. Wholesale brokered deposits amounted to $609 million and were up by $250 million, or 70%, from December 31, 2022. FHLB advances totaled $925 million at March 31, 2023, down by $55 million, or 6%, from December 31, 2022. As of March 31, 2023, Washington Trust has contingent liquidity of $1.6 billion, consisting of unencumbered securities and unused collateralized borrowing capacity.

Asset Quality
Nonaccrual loans were $14.0 million, or 0.27% of total loans, at March 31, 2023, compared to $12.8 million, or 0.25% of total loans, at December 31, 2022. Past due loans were $8.0 million, or 0.15% of total loans, at March 31, 2023, compared to $11.6 million, or 0.23% of total loans, at December 31, 2022.

The allowance for credit losses ("ACL") on loans amounted to $38.8 million, or 0.74% of total loans, at March 31, 2023, compared to $38.0 million, or 0.74% of total loans, at December 31, 2022. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $2.3 million at both March 31, 2023 and December 31, 2022.

The provision for credit losses totaled $800 thousand in the first quarter of 2023, consistent with the preceding quarter. The provision provided for growth in residential real estate loans and commercial real estate loans and also reflected a slowdown in loan prepayment speeds and continued negative outlook in macroeconomic forecasts. Actual losses remain low, as asset and credit quality metrics remain strong. In the first quarter of 2023, net charge-offs of $47 thousand were recognized, compared to net recoveries of $264 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $465.0 million at March 31, 2023, up by $11.3 million, or 2%, from December 31, 2022. This increase included net income of $12.8 million. The accumulated other comprehensive income ("AOCI") component of

Washington Trust
April 24, 2023
shareholders' equity increased by $16.0 million in the first quarter, reflecting increases in the fair value of available for sale debt securities and cash flow hedges primarily attributable to changes in market interest rates. In the first quarter, total shareholders' equity was reduced by $9.6 million in dividend declarations and a net increase of $8.6 million in treasury stock balances. The increase in treasury stock reflected the repurchase of 200,000 shares in January and February at an average price of $43.70 and a total cost of $8.7 million, under Washington Trust's 2023 stock repurchase program.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended March 31, 2023. The dividend was paid on April 13, 2023 to shareholders of record on April 3, 2023.

Capital levels at March 31, 2023 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.01% at March 31, 2023, compared to 12.37% at December 31, 2022. Book value per share was $27.37 at March 31, 2023, compared to $26.40 at December 31, 2022.

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights and outlook on Monday, April 24, 2023 at 10:00 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 046558. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 923981. The audio replay will be available through May 8, 2023. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through June 30, 2023.

Washington Trust
April 24, 2023
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Assets:
Cash and due from banks	$134,989	$115,492	$130,066	$95,544	$224,807
Short-term investments	3,291	2,930	2,773	3,079	3,289
Mortgage loans held for sale, at fair value	7,445	8,987	24,054	22,656	15,612
Available for sale debt securities, at fair value	1,054,747	993,928	982,573	1,020,469	1,008,184
Federal Home Loan Bank stock, at cost	42,501	43,463	32,940	16,300	8,452
Loans:
Total loans	5,227,969	5,110,139	4,848,873	4,479,822	4,283,852
Less: allowance for credit losses on loans	38,780	38,027	36,863	36,317	39,236
Net loans	5,189,189	5,072,112	4,812,010	4,443,505	4,244,616
Premises and equipment, net	31,719	31,550	30,152	29,694	28,878
Operating lease right-of-use assets	26,170	27,156	27,788	28,098	28,816
Investment in bank-owned life insurance	101,782	102,182	101,491	100,807	93,192
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,342	4,554	4,766	4,981	5,198
Other assets	199,098	193,788	195,529	153,849	123,046
Total assets	$6,859,182	$6,660,051	$6,408,051	$5,982,891	$5,847,999
Liabilities:
Deposits:
Noninterest-bearing deposits	$829,763	$858,953	$938,572	$888,981	$911,990
Interest-bearing deposits	4,438,751	4,160,009	4,131,285	4,117,648	4,215,960
Total deposits	5,268,514	5,018,962	5,069,857	5,006,629	5,127,950
Federal Home Loan Bank advances	925,000	980,000	700,000	328,000	55,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	28,622	29,558	30,189	30,491	31,169
Other liabilities	149,382	155,181	153,050	118,456	98,007
Total liabilities	6,394,199	6,206,382	5,975,777	5,506,257	5,334,807
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	127,734	127,056	127,055	126,079	127,355
Retained earnings	495,231	492,043	485,163	475,889	465,295
Accumulated other comprehensive (loss) income	(141,760)	(157,800)	(171,755)	(118,041)	(79,451)
Treasury stock, at cost	(17,307)	(8,715)	(9,274)	(8,378)	(1,092)
Total shareholders’ equity	464,983	453,669	432,274	476,634	513,192
Total liabilities and shareholders’ equity	$6,859,182	$6,660,051	$6,408,051	$5,982,891	$5,847,999

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Interest income:
Interest and fees on loans	$59,749	$53,644	$45,125	$36,602	$33,930
Interest on mortgage loans held for sale	152	314	361	258	232
Taxable interest on debt securities	7,194	6,618	6,061	4,918	4,230
Dividends on Federal Home Loan Bank stock	597	330	88	63	67
Other interest income	1,070	855	503	188	78
Total interest and dividend income	68,762	61,761	52,138	42,029	38,537
Interest expense:
Deposits	19,589	12,301	6,656	3,963	3,103
Federal Home Loan Bank advances	11,626	7,822	3,234	413	244
Junior subordinated debentures	354	296	206	138	99
Total interest expense	31,569	20,419	10,096	4,514	3,446
Net interest income	37,193	41,342	42,042	37,515	35,091
Provision for credit losses	800	800	800	(3,000)	100
Net interest income after provision for credit losses	36,393	40,542	41,242	40,515	34,991
Noninterest income:
Wealth management revenues	8,663	8,624	9,525	10,066	10,531
Mortgage banking revenues	1,245	1,103	2,047	2,082	3,501
Card interchange fees	1,132	1,242	1,287	1,303	1,164
Service charges on deposit accounts	777	942	819	763	668
Loan related derivative income	(51)	745	1,041	669	301
Income from bank-owned life insurance	1,165	691	684	615	601
Other income	352	441	400	354	393
Total noninterest income	13,283	13,788	15,803	15,852	17,159
Noninterest expense:
Salaries and employee benefits	21,784	20,812	21,609	20,381	21,002
Outsourced services	3,496	3,568	3,552	3,375	3,242
Net occupancy	2,437	2,418	2,234	2,174	2,300
Equipment	1,028	1,002	939	938	918
Legal, audit and professional fees	896	987	693	677	770
FDIC deposit insurance costs	872	489	430	402	366
Advertising and promotion	408	713	799	724	351
Amortization of intangibles	212	212	215	216	217
Other expenses	2,431	3,158	2,596	2,190	2,053
Total noninterest expense	33,564	33,359	33,067	31,077	31,219
Income before income taxes	16,112	20,971	23,978	25,290	20,931
Income tax expense	3,300	4,398	5,310	5,333	4,448
Net income	$12,812	$16,573	$18,668	$19,957	$16,483

Net income available to common shareholders	$12,783	$16,535	$18,615	$19,900	$16,429

Weighted average common shares outstanding:
Basic	17,074	17,180	17,174	17,303	17,331
Diluted	17,170	17,319	17,298	17,414	17,482
Earnings per common share:
Basic	$0.75	$0.96	$1.08	$1.15	$0.95
Diluted	$0.74	$0.95	$1.08	$1.14	$0.94

Cash dividends declared per share	$0.56	$0.56	$0.54	$0.54	$0.54

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Share and Equity Related Data:
Book value per share	$27.37	$26.40	$25.17	$27.73	$29.61
Tangible book value per share - Non-GAAP (1)	$23.36	$22.42	$21.17	$23.72	$25.62
Market value per share	$34.66	$47.18	$46.48	$48.37	$52.50
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	16,986	17,183	17,171	17,190	17,332

Capital Ratios (2):
Tier 1 risk-based capital	11.28%	11.69%	11.97%	12.78%	13.32%
Total risk-based capital	12.01%	12.37%	12.65%	13.51%	14.15%
Tier 1 leverage ratio	8.25%	8.65%	8.99%	9.42%	9.46%
Common equity tier 1	10.84%	11.24%	11.50%	12.28%	12.79%

Balance Sheet Ratios:
Equity to assets	6.78%	6.81%	6.75%	7.97%	8.78%
Tangible equity to tangible assets - Non-GAAP (1)	5.84%	5.84%	5.74%	6.89%	7.68%
Loans to deposits (3)	98.6%	101.2%	95.4%	89.2%	83.1%

	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Performance Ratios (4):
Net interest margin (5)	2.33%	2.65%	2.82%	2.71%	2.57%
Return on average assets (net income divided by average assets)	0.77%	1.01%	1.19%	1.37%	1.14%
Return on average tangible assets - Non-GAAP (1)	0.78%	1.03%	1.20%	1.39%	1.15%
Return on average equity (net income available for common shareholders divided by average equity)	11.27%	14.96%	15.16%	16.11%	12.04%
Return on average tangible equity - Non-GAAP (1)	13.23%	17.74%	17.65%	18.71%	13.77%
Efficiency ratio (6)	66.5%	60.5%	57.2%	58.2%	59.7%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for March 31, 2023 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,429	$8,448	$9,302	$9,641	$10,211
Transaction-based revenues	234	176	223	425	320
Total wealth management revenues	$8,663	$8,624	$9,525	$10,066	$10,531

Assets Under Administration (AUA):
Balance at beginning of period	$5,961,990	$6,322,757	$6,650,097	$7,492,893	$7,784,211
Net investment appreciation (depreciation) & income	286,262	312,407	(239,762)	(816,290)	(388,733)
Net client asset (outflows) inflows	(84,830)	(673,174)	(87,578)	(26,506)	97,415
Balance at end of period	$6,163,422	$5,961,990	$6,322,757	$6,650,097	$7,492,893

Percentage of AUA that are managed assets	91%	91%	91%	91%	92%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$576	$992	$1,718	$1,917	$3,327
Changes in fair value, net (2)	86	(426)	(226)	(330)	(242)
Loan servicing fee income, net (3)	583	537	555	495	416
Total mortgage banking revenues	$1,245	$1,103	$2,047	$2,082	$3,501

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$109,768	$228,579	$225,132	$263,762	$164,401
Originations for sale to secondary market (5)	27,763	39,087	77,242	86,459	106,619
Total mortgage loan originations	$137,531	$267,666	$302,374	$350,221	$271,020

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$17,114	$27,085	$34,659	$23,478	$14,627
Sold with servicing rights released (5)	12,214	27,470	40,665	56,263	115,501
Total mortgage loans sold	$29,328	$54,555	$75,324	$79,741	$130,128
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Loans:
Commercial real estate (1)	$1,909,136	$1,829,304	$1,762,687	$1,609,618	$1,628,620
Commercial & industrial	609,720	656,397	652,758	620,270	614,892
Total commercial	2,518,856	2,485,701	2,415,445	2,229,888	2,243,512

Residential real estate (2)	2,403,255	2,323,002	2,144,098	1,966,341	1,777,974

Home equity	288,878	285,715	273,742	267,785	246,097
Other	16,980	15,721	15,588	15,808	16,269
Total consumer	305,858	301,436	289,330	283,593	262,366
Total loans	$5,227,969	$5,110,139	$4,848,873	$4,479,822	$4,283,852
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	March 31, 2023			December 31, 2022
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	130	$488,219	26%	127	$469,233	26%
Retail	106	421,341	22	108	421,617	23
Office	53	264,429	14	53	257,551	14
Hospitality	42	218,328	11	33	214,829	12
Industrial and warehouse	44	201,701	11	42	192,717	11
Healthcare	18	165,978	9	17	136,225	7
Commercial mixed use	22	56,808	3	21	54,976	3
Other	36	92,332	4	34	82,156	4
Commercial real estate loans	451	$1,909,136	100%	435	$1,829,304	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	69	$166,102	27%	69	$193,052	29%
Owner occupied and other real estate	161	65,818	11	168	72,429	11
Manufacturing	56	60,510	10	55	60,601	9
Retail	54	58,870	10	50	56,012	9
Transportation and warehousing	17	50,269	8	20	51,347	8
Educational services	19	46,245	8	19	46,708	7
Finance and insurance	51	30,560	5	55	28,313	4
Entertainment and recreation	22	24,224	4	24	25,646	4
Information	5	23,637	4	5	23,948	4
Accommodation and food services	41	12,831	2	49	17,167	3
Professional, scientific and technical	35	6,042	1	37	6,451	1
Public administration	11	3,709	1	11	3,789	1
Other	156	60,903	9	162	70,934	10
Commercial & industrial loans	697	$609,720	100%	724	$656,397	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)
	March 31, 2023		December 31, 2022
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$695,512	36%	$691,780	38%
Massachusetts	624,411	33	566,717	31
Rhode Island	393,580	21	387,759	21
Subtotal	1,713,503	90	1,646,256	90
All other states	195,633	10	183,048	10
Total commercial real estate loans	$1,909,136	100%	$1,829,304	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,757,176	73%	$1,698,240	73%
Rhode Island	460,097	19	446,010	19
Connecticut	157,906	7	153,323	7
Subtotal	2,375,179	99	2,297,573	99
All other states	28,076	1	25,429	1
Total residential real estate loans	$2,403,255	100%	$2,323,002	100%

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Deposits:
Noninterest-bearing demand deposits	$829,763	$858,953	$938,572	$888,981	$911,990
Interest-bearing demand deposits (in-market)	318,365	302,044	273,231	258,451	248,914
NOW accounts	828,700	871,875	869,984	887,678	893,603
Money market accounts	1,214,014	1,255,805	1,146,826	1,139,676	1,295,339
Savings accounts	544,604	576,250	600,568	572,251	566,461
Time deposits (in-market)	924,506	795,838	797,505	800,898	809,858
In-market deposits	4,659,952	4,660,765	4,626,686	4,547,935	4,726,165
Wholesale brokered demand deposits	1,233	31,153	31,044	31,003	—
Wholesale brokered time deposits	607,329	327,044	412,127	427,691	401,785
Wholesale brokered deposits	608,562	358,197	443,171	458,694	401,785
Total deposits	$5,268,514	$5,018,962	$5,069,857	$5,006,629	$5,127,950

	March 31, 2023		December 31, 2022
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured / Unprotected Deposits:
Uninsured deposits	$1,394,178	26%	$1,514,900	30%
Less: fully-collateralized preferred deposits (1)	319,308	6%	329,868	7%
Unprotected deposits	$1,074,870	20%	$1,185,032	24%
(1)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	March 31, 2023	December 31, 2022
Contingent Liquidity:
Federal Home Loan Bank of Boston	$859,589	$668,295
Federal Reserve Bank of Boston	26,119	27,059
Unencumbered securities	710,578	691,893
Total	$1,596,286	$1,387,247

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Asset Quality Ratios:
Nonperforming assets to total assets	0.21%	0.19%	0.19%	0.21%	0.22%
Nonaccrual loans to total loans	0.27%	0.25%	0.25%	0.28%	0.29%
Total past due loans to total loans	0.15%	0.23%	0.16%	0.19%	0.16%
Allowance for credit losses on loans to nonaccrual loans	277.40%	296.02%	304.10%	292.55%	311.67%
Allowance for credit losses on loans to total loans	0.74%	0.74%	0.76%	0.81%	0.92%

Nonperforming Assets:
Commercial real estate	$1,601	$—	$—	$—	$—
Commercial & industrial	920	—	—	—	—
Total commercial	2,521	—	—	—	—
Residential real estate	10,470	11,894	11,700	11,815	11,916
Home equity	989	952	422	599	673
Other consumer	—	—	—	—	—
Total consumer	989	952	422	599	673
Total nonaccrual loans	13,980	12,846	12,122	12,414	12,589
Other real estate owned	683	—	—	—	—
Total nonperforming assets	$14,663	$12,846	$12,122	$12,414	$12,589

Past Due Loans (30 days or more past due):
Commercial real estate	$1,188	$1,187	$—	$—	$—
Commercial & industrial	229	265	4	7	108
Total commercial	1,417	1,452	4	7	108
Residential real estate	5,730	8,875	7,256	7,794	6,467
Home equity	833	1,235	252	728	431
Other consumer	15	16	17	28	30
Total consumer	848	1,251	269	756	461
Total past due loans	$7,995	$11,578	$7,529	$8,557	$7,036

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$5,648	$7,196	$7,059	$6,817	$5,707

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Nonaccrual Loan Activity:
Balance at beginning of period	$12,846	$12,122	$12,414	$12,589	$14,203
Additions to nonaccrual status	2,570	2,485	521	158	427
Loans returned to accruing status	(110)	—	(400)	(236)	(63)
Loans charged-off	(61)	(62)	(63)	(23)	(36)
Loans transferred to other real estate owned	(683)	—	—	—	—
Payments, payoffs and other changes	(582)	(1,699)	(350)	(74)	(1,942)
Balance at end of period	$13,980	$12,846	$12,122	$12,414	$12,589

Allowance for Credit Losses on Loans:
Balance at beginning of period	$38,027	$36,863	$36,317	$39,236	$39,088
Provision for credit losses on loans (1)	800	900	600	(2,929)	—
Charge-offs	(61)	(62)	(63)	(23)	(36)
Recoveries	14	326	9	33	184
Balance at end of period	$38,780	$38,027	$36,863	$36,317	$39,236

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,290	$2,390	$2,190	$2,261	$2,161
Provision for credit losses on unfunded commitments (1)	—	(100)	200	(71)	100
Balance at end of period (2)	$2,290	$2,290	$2,390	$2,190	$2,261
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	($300)	$—	$—	($145)
Commercial & industrial	6	10	9	(11)	(1)
Total commercial	6	(290)	9	(11)	(146)
Residential real estate	—	—	—	—	(21)
Home equity	(1)	(8)	—	(2)	(2)
Other consumer	42	34	45	3	21
Total consumer	41	26	45	1	19
Total	$47	($264)	$54	($10)	($148)

Net charge-offs (recoveries) to average loans - annualized	—%	(0.02%)	—%	—%	(0.01%)

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (“FTE”) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	March 31, 2023			December 31, 2022			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$103,269	$1,070	4.20%	$94,196	$855	3.60%	$9,073	$215	0.60%
Mortgage loans held for sale	13,132	152	4.69	28,214	314	4.42	(15,082)	(162)	0.27
Taxable debt securities	1,193,852	7,194	2.44	1,165,276	6,618	2.25	28,576	576	0.19
FHLB stock	46,102	597	5.25	35,485	330	3.69	10,617	267	1.56
Commercial real estate	1,859,331	25,300	5.52	1,771,999	22,300	4.99	87,332	3,000	0.53
Commercial & industrial	630,778	9,070	5.83	645,882	8,643	5.31	(15,104)	427	0.52
Total commercial	2,490,109	34,370	5.60	2,417,881	30,943	5.08	72,228	3,427	0.52
Residential real estate	2,353,266	21,664	3.73	2,214,207	19,490	3.49	139,059	2,174	0.24
Home equity	286,348	3,759	5.32	280,682	3,386	4.79	5,666	373	0.53
Other	16,405	184	4.55	15,218	174	4.54	1,187	10	0.01
Total consumer	302,753	3,943	5.28	295,900	3,560	4.77	6,853	383	0.51
Total loans	5,146,128	59,977	4.73	4,927,988	53,993	4.35	218,140	5,984	0.38
Total interest-earning assets	6,502,483	68,990	4.30	6,251,159	62,110	3.94	251,324	6,880	0.36
Noninterest-earning assets	241,513			229,713			11,800
Total assets	$6,743,996			$6,480,872			$263,124
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$298,158	$2,639	3.59%	$287,311	$1,777	2.45%	$10,847	$862	1.14%
NOW accounts	821,590	358	0.18	854,055	370	0.17	(32,465)	(12)	0.01
Money market accounts	1,253,141	7,576	2.45	1,213,890	4,970	1.62	39,251	2,606	0.83
Savings accounts	566,258	314	0.22	586,868	227	0.15	(20,610)	87	0.07
Time deposits (in-market)	830,574	4,577	2.23	798,482	2,633	1.31	32,092	1,944	0.92
Interest-bearing in-market deposits	3,769,721	15,464	1.66	3,740,606	9,977	1.06	29,115	5,487	0.60
Wholesale brokered demand deposits	16,257	177	4.42	31,082	282	3.60	(14,825)	(105)	0.82
Wholesale brokered time deposits	427,051	3,948	3.75	355,618	2,042	2.28	71,433	1,906	1.47
Wholesale brokered deposits	443,308	4,125	3.77	386,700	2,324	2.38	56,608	1,801	1.39
Total interest-bearing deposits	4,213,029	19,589	1.89	4,127,306	12,301	1.18	85,723	7,288	0.71
FHLB advances	1,044,056	11,626	4.52	796,087	7,822	3.90	247,969	3,804	0.62
Junior subordinated debentures	22,681	354	6.33	22,681	296	5.18	—	58	1.15
Total interest-bearing liabilities	5,279,766	31,569	2.42	4,946,074	20,419	1.64	333,692	11,150	0.78
Noninterest-bearing demand deposits	835,298			917,460			(82,162)
Other liabilities	168,826			178,991			(10,165)
Shareholders' equity	460,106			438,347			21,759
Total liabilities and shareholders' equity	$6,743,996			$6,480,872			$263,124
Net interest income (FTE)		$37,421			$41,691			($4,270)
Interest rate spread			1.88%			2.30%			(0.42%)
Net interest margin			2.33%			2.65%			(0.32%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2023	Dec 31, 2022	Change
Commercial loans	$228	$349	($121)
Total	$228	$349	($121)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Tangible Book Value per Share:
Total shareholders' equity, as reported	$464,983	$453,669	$432,274	$476,634	$513,192
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,342	4,554	4,766	4,981	5,198
Total tangible shareholders' equity	$396,732	$385,206	$363,599	$407,744	$444,085

Shares outstanding, as reported	16,986	17,183	17,171	17,190	17,332

Book value per share - GAAP	$27.37	$26.40	$25.17	$27.73	$29.61
Tangible book value per share - Non-GAAP	$23.36	$22.42	$21.18	$23.72	$25.62

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$396,732	$385,206	$363,599	$407,744	$444,085

Total assets, as reported	$6,859,182	$6,660,051	$6,408,051	$5,982,891	$5,847,999
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,342	4,554	4,766	4,981	5,198
Total tangible assets	$6,790,931	$6,591,588	$6,339,376	$5,914,001	$5,778,892

Equity to assets - GAAP	6.78%	6.81%	6.75%	7.97%	8.78%
Tangible equity to tangible assets - Non-GAAP	5.84%	5.84%	5.74%	6.89%	7.68%

	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Return on Average Tangible Assets:
Net income, as reported	$12,812	$16,573	$18,668	$19,957	$16,483

Total average assets, as reported	$6,743,996	$6,480,872	$6,216,129	$5,841,332	$5,864,668
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,445	4,657	4,871	5,086	5,303
Total average tangible assets	$6,675,642	$6,412,306	$6,147,349	$5,772,337	$5,795,456

Return on average assets - GAAP	0.77%	1.01%	1.19%	1.37%	1.14%
Return on average tangible assets - Non-GAAP	0.78%	1.03%	1.20%	1.39%	1.15%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$12,783	$16,535	$18,615	$19,900	$16,429

Total average equity, as reported	$460,106	$438,347	$487,230	$495,573	$553,185
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,445	4,657	4,871	5,086	5,303
Total average tangible equity	$391,752	$369,781	$418,450	$426,578	$483,973

Return on average equity - GAAP	11.27%	14.96%	15.16%	16.11%	12.04%
Return on average tangible equity - Non-GAAP	13.23%	17.74%	17.65%	18.71%	13.77%